NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

ALLIANCE DATA ANNOUNCES LEADERSHIP SUCCESSION TRANSITION

Board of Directors Appoints Edward J. Heffernan to Succeed J. Michael Parks as Chief Executive and
Serve as President, Effective March 1, 2009

Dallas, TX February 18, 2009 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Board of Directors has approved a leadership succession transition.

J. Michael Parks, currently chairman and chief executive officer, will retain the role of chairman, while Edward J. Heffernan, currently executive vice president and chief financial officer, has been appointed president and chief executive officer, effective March 1.

“Mike has been in the dual role of chairman and chief executive officer for a dozen highly successful years,” said Rob Minicucci, the Board’s lead independent director. “Three years ago at Mike’s suggestion, the Board began a thorough and diligent succession planning process to allow him to be in a position to transition away from the day to day functions and focus, as chairman, on longer term strategy and leadership development.”

Mike Parks commented, “The president and chief executive officer position is a natural step for Ed, who, as part of his role, will continue to serve as the primary voice and face for Alliance Data with the investor community and Wall Street. His experience regarding capital markets, liquidity, mergers and acquisitions combined with helping our team build and run Alliance Data over the last 10 years, uniquely qualify him for this position and will provide for a smooth and seamless transition.”

The Alliance Data Story

The Company is a premier provider of transactional-based marketing and loyalty solutions. These solutions consist of coalition programs such as the AIR MILES® Reward Program in Canada; individual transaction-based loyalty and marketing programs as offered by Epsilon; and individual transaction-based loyalty and marketing programs that include a credit component such as those offered by its private label credit business in the U.S.

The Company developed and has maintained a business model which focuses on growing and defensible markets and offers strong organic growth potential along with highly visible and predictable results and strong free cash flow generation. As support for this model, the Company has achieved 31 consecutive quarters since its IPO of meeting or beating Wall Street estimates.

Parks and Heffernan have worked together for more than a decade. Since 1998, Alliance Data has grown from $450 million to over $2 billion in revenues in 2008, over a fourfold increase representing an average growth rate of 16 percent per year. Additionally, EBITDA has grown from $67 million to over $650 million, virtually a tenfold increase representing an average rate of 25 percent per year for 10 years. And finally, its employee base has grown to more than 7,000 associates worldwide.

The Company was privately held until June of 2001 at which time it went public on the New York Stock Exchange at $12 per share.  Since that time, the stock has gained well over 200 percent, while during the same period the S&P Index declined over 30 percent.  The Company has provided an average 17 percent annual return to stockholders.

Parks joined Alliance Data on March 1st, 1997 as chairman and chief executive officer – a role he has filled for twelve years. Prior to Alliance Data, he was president of First Data Resources, the credit card processing arm of First Data Corporation. Prior to that, Parks served in a number of roles at First Data during his expansive career spanning 18 years of service. He holds a B.A. from University of Kansas.

Heffernan joined Alliance Data in 1998 and spent two years focusing on mergers and acquisitions and Alliance Data’s IPO. He was then named chief financial officer in 2000, a position he has held for the past eight years. Prior to Alliance Data, Heffernan worked primarily in merger and acquisition roles at First Data Corporation and Citicorp as well as in finance at Credit Suisse First Boston. He was a director and served as chair of the audit committee of VALOR Communications Group until its merger into Windstream Corporation in 2006. He holds a B.A. from Wesleyan and an M.B.A. from Columbia.

As chairman, Parks will guide the Company’s corporate strategy and focus on leadership development. Heffernan will have oversight of the Company’s three businesses and will continue to direct financial operations and investor relations for the Company. It was also announced that Michael D. Kubic, senior vice president, corporate controller and chief accounting officer will act as interim chief financial officer while a search is conducted.

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of loyalty and marketing solutions derived from transaction-rich data. The Company manages more than 107 million consumer relationships for some of North America’s most recognizable companies. Through the creation and deployment of customized solutions that change consumer behavior, Alliance Data enables its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at more than 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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